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As Filed with the Securities and Exchange Commission on May 28, 2013

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JA Solar Holdings Co., Ltd.
(Exact name of Registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of Incorporation or Organization)	3674 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

No. 36, Jiang Chang San Road Zhabei, Shanghai 200436 People's Republic of China (86-21) 6095-5999 (Address and Telephone Number of Registrant's Principal Executive Office)	JA Solar USA. Inc. 2570 North First Street, Suite 360, San Jose, CA 95131 (408) 586-0000 (Name, Address, and Telephone Number for Agent of Service)

Copies to:

Edward Lam Skadden, Arps, Slate, Meagher & Flom 42/F, Edinburgh Tower, The Landmark 15 Queen's Road, Central Hong Kong (852) 3740-4700	Peter X. Huang Skadden, Arps, Slate, Meagher & Flom LLP 30/F, Tower 2, China World Trade Center No. 1, Jian Guo Men Wai Avenue Beijing 100004 People's Republic of China (86-10) 6535-5500

           Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

           If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Price Offering(3)(4)	Amount of Registration Fee(4)

Ordinary shares, par value US$0.0001 per share(2)	—	—

Preferred shares	—	—

Warrants	—	—

Stock purchase contracts	—	—

Total	US$80,000,000	US$10,912

(1)
Includes (i) securities initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public, and (ii) securities that may be purchased by the underwriters pursuant to an over-allotment option. These securities are not being registered for the purposes of sales outside the United States.

(2)
American depositary shares issuable upon deposit of the ordinary shares registered hereby have been or will be registered under a separate registration statement on Form F-6 (Registration No. 333-140009). Each American depositary share represents five ordinary shares.

(3)
The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II. C. of Form F-3 under the Securities Act of 1933, as amended.

(4)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) of Regulation C under the Securities Act of 1933, as amended.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 28, 2013

PROSPECTUS

JA Solar Holdings Co., Ltd.

(incorporated in the Cayman Islands with limited liability)

Ordinary Shares
Preferred Shares
Warrants
Stock Purchase Contracts

        We may offer and sell ordinary shares, including ordinary shares represented by American depositary shares, or ADSs, preferred shares, warrants or stock purchase contracts in any combination from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for the account of persons other than us. Each time we or any selling security holder sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering.

        Our ADSs are listed on the NASDAQ Global Select Market, and trade under the ticker symbol "JASO." Each ADS represents five ordinary shares, par value US$0.0001 per share.

        Investing in our securities involves risks. You should read the "Risk Factors" section contained in the applicable prospectus supplement, any related free writing prospectus and the documents we incorporate by reference before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus, including any prospectus supplement, free writing prospectus and documents incorporated by reference. Any representation to the contrary is a criminal offense.

        We or any selling security holder may sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to investors, or through a combination of these methods, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

The date of this prospectus is                                    , 2013.

ii

ABOUT THIS PROSPECTUS

        Before you invest in any of our securities, you should carefully read this prospectus and any prospectus supplement, together with the additional information described in the sections entitled "Where You Can Find Additional Information About Us" and "Incorporation of Documents by Reference" in this prospectus.

        This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process permitted under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we or any selling security holder may sell any of our securities from time to time and in one or more offerings. Each time we or any selling security holder sell securities, we may provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus, in any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable supplement to this prospectus or in any related free writing prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2012 filed with the SEC on April 16, 2013; and

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  all our future annual reports on Form 20-F and our reports on Form 6-K to the extent filed with (and not including information deemed furnished to) the SEC or any portion of such reports that we indicate is incorporated by reference into this prospectus, until all of the securities offered by this prospectus are sold.

        Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated in this prospectus by reference, except for exhibits to such documents unless the exhibits are specifically incorporated by reference into the documents. You should direct your requests to JA Solar Holdings Co., Ltd., IR Department, No. 36, Jiang Chang San Road, Zhabei, Shanghai 200436, The People's Republic of China, Telephone: (86-21) 6095-5999, Fax: (86-21) 6095-5727.

 SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        This prospectus, the documents incorporated by reference, any related prospectus supplement and any related free writing prospectus include "forward-looking statements" within the meaning of, and intended to qualify for the safe harbor from liability established by, the United States Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify these forward-looking statements by words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will," "would," or similar expressions, including their negatives. These forward-looking statements include, without limitation, statements relating to:

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  our expectations regarding the worldwide demand for electricity and the market for solar energy;

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  our beliefs regarding the inability of traditional fossil fuel-based generation technologies to meet the demand for electricity;

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  our beliefs regarding the importance of environmentally friendly power generation;

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  our expectations regarding governmental incentives for the deployment of solar energy;

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  our beliefs regarding the solar power industry revenue growth;

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  our expectations with respect to advancements in our technologies;

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  our beliefs regarding the low-cost advantage of solar power product production in China;

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  our beliefs regarding the competitiveness of our solar power products;

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  our expectations regarding the scaling of our solar power capacity;

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  our expectations with respect to increased revenue growth and our ability to achieve profitability resulting from increases in our production volumes;

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  our expectations with respect to our ability to secure raw materials in the future;

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  our expectations regarding the price trends of solar power products;

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  our expectations with respect to our ability to develop relationships with customers in our target markets;

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  our expectations with respect to our abilities to secure sufficient funds to meet our cash needs for our operations and to service our indebtedness;

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  PRC government policies regarding foreign investments;

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  our ability to maintain and strengthen our position as a low-cost vertically-integrated manufacturer of PV products;

  •
  our future business development, results of operations and financial condition; and

  •
  competition from other manufacturers of solar power products and conventional energy suppliers.

        The forward-looking statements made in this prospectus, the documents incorporated by reference, any related prospectus supplement and any related free writing prospectus relate only to events or information as of the date on which the statements are made or, if obtained from third-party studies or reports, the date of the corresponding study or report. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though our situation will change in the future.

OUR COMPANY

        Our primary business is to design, develop, manufacture and sell solar cell and module products that convert sunlight into electricity for a variety of uses. Historically, we primarily engaged in the manufacturing and sales of solar cells. Since 2009, we have expanded our business to the manufacturing and sales of solar modules as well as silicon wafer manufacturing. Our principal products consist of both monocrystalline and multicrystalline solar cells and solar modules in a variety of standard and specialty. We sell our products mainly under our "JA Solar" brand name, and also produce original equipment for manufacturers or customers, known as OEMs, under their brand names.

        We began commercial production of solar cells in April 2006 and have since grown rapidly to become one of the world's largest manufacturers of solar cells, according to NPD Solarbuzz, an independent third-party solar energy consultancy. As of December 31, 2012, we had a solar cell manufacturing capacity of 2.5 GW per annum. We manufacture solar cells from silicon wafers utilizing crystalline silicon technology, which converts sunlight into electricity through a process known as PV effect. Performance of solar cells is primarily measured by their conversion efficiency rate, the percentage that sunlight energy is converted into electricity. As of December 31, 2012, the average conversion efficiency rates of our monocrystalline and multicrystalline solar cells were 19.15% and 17.5%, respectively.

        We expanded our business to the manufacturing and sales of solar module products in the fourth quarter of 2009. We now produce and sell a wide variety of module types that fulfill different requirements of our customers, from on-grid systems to off-grid systems, from commercial use to industrial use, and from residential to public utility use. We also manufacture customized module products according to our customers' and end-users' specifications. As of December 31, 2012, we had a solar module manufacturing capacity of 1.8 GW per annum.

        We also began manufacturing silicon wafers in the fourth quarter of 2009 to achieve more vertical integration. In 2011, we acquired all the equity interests in Silver Age Holdings Limited, or Silver Age, in order to increase our silicon wafer manufacturing capability, secure wafer supplies and reduce costs of silicon wafers for our solar cell manufacturing. Silver Age owns 100% equity interests of Solar Silicon Valley Electronics Science and Technology Co., Ltd., or Solar Silicon Valley, a leading producer of monocrystalline silicon wafer based in Sanhe, Hebei Province, China. Our silicon wafer manufacturing capability helps us secure wafer supplies and reduce costs of silicon wafers for our solar cell manufacturing. Currently, we manufacture silicon wafers primarily to meet our internal demand. As of December 31, 2012, we had a silicon wafer manufacturing capacity of 1.0 GW per annum.

        We sell our solar cell and module products to module manufacturers, system integrators, project developers and distributors. Through our marketing efforts, we have developed a diverse customer base in various markets worldwide, including China, Germany, Japan, Italy, United Kingdom, the United States, Hong Kong, Australia, Singapore and Belgium. In 2012, 54.1% of our total revenues were generated from sales to customers outside China. We have also developed cooperative relationships with a number of leading Chinese independent power producers and leading Chinese utility companies, such as China Power Investment Corporation, China Guangdong Nuclear Solar Energy Development Co., Ltd. and China Three Gorges New Energy Corporation. In addition to selling solar power products, we also provide silicon wafer and solar cell processing services to certain customers to maximize the utilization of our manufacturing capacity.

        We have grown rapidly since we began manufacturing solar power products in 2006. In 2010, 2011 and 2012, we sold 1.46 GW, 1.69 GW and 1.70 GW of solar power products, respectively. Our total revenues decreased from RMB11.8 billion in 2010 to RMB10.7 billion in 2011 and RMB6.7 billion (US$1.1 billion) in 2012 as worldwide solar market condition deteriorated, primarily due to a decline in the average selling price per watt of our solar power products.

        The average selling price per watt of our PV cells decreased from RMB8.7 in 2010 to RMB5.7 in 2011 and RMB2.8 (US$0.5) in 2012. We began selling solar modules in the fourth quarter of 2009 and the average selling price per watt of our PV modules decreased from RMB11.5 in 2010 to RMB8.9 in 2011 and RMB4.5 (US$0.7) in 2012. We expect the prices of solar power products will continue to decline in the long run due to increased supplies, reduced manufacturing costs from improving technology and economies of scale, and industry pursuit to grid cost parity with traditional forms of electricity. In an effort to deepen our downstream reach in the solar market value chain, we began to provide EPC services in the third quarter of 2011. Expanding our business reach into EPC services allows us to broaden our customer base and diversify our revenue stream.

        Our principal executive offices are located at No. 36, Jiang Chang San Road, Zhabei, Shanghai, the People's Republic of China. Our telephone number at this address is (86-21) 6095-5999 and our fax number is (86-21) 6095-5727.

 RISK FACTORS

        Investing in our securities involves risk. You should carefully consider the risk factors and uncertainties described in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and any risk factors and other information described in the applicable prospectus supplement or any free writing prospectus before acquiring any of our securities. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

 USE OF PROCEEDS

        Unless we indicate otherwise in a prospectus supplement, we plan to use the net proceeds from the sale of the securities for general corporate purposes. We will not receive proceeds from sales of securities by persons other than us except as may otherwise be stated in any applicable prospectus supplement.

 EXCHANGE RATE INFORMATION

        Our functional currency is Renminbi. The conversion of RMB into U.S. dollars in this prospectus is based on the noon buying rate in New York City for cable transfers in RMB as certified for customs purposes by the Federal Reserve Board. Except as otherwise stated in this prospectus, all amounts in this prospectus have been translated from RMB to U.S. dollars and from U.S. dollars to RMB at a rate of RMB6.2301 to US$1.00, the noon buying rate in effect as of December 31, 2012. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. On May 17, 2013, the noon buying rate was RMB6.1410 to US$1.00.

        The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated.

	Noon Buying Rate
Period	Period-End	Average(1)	High	Low
	(RMB per U.S. Dollar)
2008	6.8225	6.9193	7.2946	6.7800
2009	6.8259	6.8295	6.8470	6.8176
2010	6.6000	6.7603	6.8330	6.6000
2011	6.2939	6.4475	6.6364	6.2939
2012	6.2301	6.3093	6.3879	6.2221
November	6.2265	6.2338	6.2454	6.2221
December	6.2301	6.2328	6.2502	6.2251
2013
January	6.2186	6.2215	6.2303	6.2134
February	6.2213	6.2323	6.2438	6.2213
March	6.2108	6.2154	6.2246	6.2105
April	6.1647	6.1861	6.1647	6.2078
May (through May 17, 2013)	6.1410	6.1488	6.1306	6.1665

Source: Federal Reserve Statistical Release

(1)
Annual averages are calculated by averaging the noon buying rates on the last business day of each month. Monthly averages are calculated using the average of the daily rates during the relevant period.

 DESCRIPTION OF SECURITIES

        We may issue from time to time, in one or more offerings, the following securities:

  •
  ordinary shares, including ordinary shares represented by ADSs;

  •
  preferred shares;

  •
  warrants; and

  •
  stock purchase contracts.

        Ordinary shares and ADSs.    We have set forth in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus, a description of our ordinary shares. We will set forth in the applicable prospectus supplement a description of any additional terms relating to our ordinary shares, including a description of our ADSs representing ordinary shares.

        Preferred shares.    Our board of directors has the authority by resolution or resolutions to issue one or more classes or series of preferred shares and to fix the designations, preferences and relative, participating, optional or other rights and the qualifications, limitations or restrictions, including, without limitation, the number of shares constituting each class or series, dividend rights, conversion rights, redemption privileges, voting rights and liquidation preferences to the extent permitted by law. Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will describe the terms of any series of preferred stock we offer in the applicable prospectus supplement.

        Warrants.    We may issue warrants for the purchase of our ordinary shares, ADSs, preferred shares or other securities. We may issue warrants independently or together with other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the warrant agreement with the SEC in connection with any offering of warrants. We will describe the terms of any warrants we issue in the applicable prospectus supplement.

        Stock Purchase Contracts.    We may issue stock purchase contracts obligating holders to purchase from us and obligating us to sell to the holders, a specified number of our ordinary shares, ADSs or other securities at a future date or dates. The price per share and number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations in a specified manner. The applicable prospectus supplement and any documents incorporated by reference will describe the terms of any stock purchase contracts.

        We will also provide a description of the terms of the offering of securities, the offering price and the net proceeds to us and/or any selling security holder in the prospectus supplement relating to such offer. The supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should carefully read this prospectus, information incorporated by reference in this prospectus and any supplement before you invest in any of our securities.

PLAN OF DISTRIBUTION

        We or any selling security holder may sell or distribute the securities offered by this prospectus and any applicable prospectus supplement and related free writing prospectus, from time to time, in one or more offerings, as follows:

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  through agents;

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  to dealers or underwriters for resale;

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  directly to investors;

  •
  in "at-the-market offerings," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

  •
  through a combination of any of these methods of sale.

        We will set forth in a free writing prospectus or prospectus supplement the terms of the offering of securities, including:

  •
  the name or names of any agents or underwriters;

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  the purchase price of the securities being offered and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

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  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  the public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which such securities may be listed.

        If we or any selling security holder use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We or any selling security holder may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We or any selling security holder may use underwriters with whom we have a material relationship. We or any selling security holder will describe in a free writing prospectus or prospectus supplement naming the underwriter and the nature of any such relationship.

        We or any selling security holder may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

        We or any selling security holder may also sell securities directly to one or more purchasers without using underwriters or agents.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us or any selling security holder and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We or any selling security holder will identify in a free writing prospectus or the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We or any selling security holder may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or such selling security holder in the ordinary course of their businesses.

        We or any selling security holder will bear all costs, expenses and fees in connection with the registration of the securities as well as the expenses of all commissions and discounts, if any, attributable to the sales of securities by us or such selling security holder.

        Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each class or series of securities will be a new issue with no established trading market, other than our ordinary shares represented by ADSs, which are listed on the NASDAQ Global Select Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

        In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional securities, if any, from us or a selling security holder in the offering. If the underwriters have an over-allotment option to purchase additional securities from us or a selling security holder, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

        Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Global Select Market or otherwise and, if commenced, may be discontinued at any time.

        We or any selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us, the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.

        In addition, we or a selling shareholder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.

 TAXATION

        Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

 ENFORCEABILITY OF CIVIL LIABILITIES

        We are an exempted limited liability company incorporated and existing under the laws of the Cayman Islands. We were incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, a relatively effective judicial system, a favorable tax system, the absence of exchange controls or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

        Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders be arbitrated.

        We currently conduct substantially all of our operations in China through our operating subsidiaries. Most of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions outside the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        Conyers Dill & Pearman (Cayman) Limited, our special legal counsel as to Cayman Islands law, and Tian Yuan Law Firm, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or China, respectively, would

  •
  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

  •
  entertain original actions brought in the Cayman Islands or China, respectively, against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        Conyers Dill & Pearman (Cayman) Limited has further advised us that the courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the federal or state courts in the United States against us under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that:

  •
  such courts had proper jurisdiction over the parties subject to such judgment;

  •
  such courts did not contravene the rules of natural justice of the Cayman Islands;

  •
  such judgment was not obtained by fraud;

  •
  the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands;

  •
  no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and

  •
  there is due compliance with the correct procedures under the laws of the Cayman Islands.

        Tian Yuan Law Firm has advised us that the PRC Civil Procedures Law contains provisions relating to recognition and enforcement of foreign judgments. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between China and such other jurisdiction. There is, however, no such treaty or other forms of reciprocity between China and the United States or between China and the Cayman Islands. In addition, according to the PRC Civil Procedures Law, a court in the PRC will not enforce a foreign judgment against us or our directors and officers if the court decides that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

 LEGAL MATTERS

        Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, our special United States counsel, to the extent governed by the laws of the State of New York, and by Conyers Dill & Pearman (Cayman) Limited, our special legal counsel as to Cayman Islands law, to the extent governed by the laws of the Cayman Islands. Legal matters as to PRC law will be passed upon for us by Tian Yuan Law Firm, our counsel as to PRC law. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

 EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to JA Solar Holdings Co., Ltd.'s annual report on Form 20-F for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file with or furnish to the SEC reports, including annual reports on Form 20-F, and other information. All information filed with or furnished to the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Additional information may also be obtained over the Internet at the SEC's website at www.sec.gov. We also maintain a website at www.jasolar.com, but information contained on our website is not incorporated by reference in this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders' meetings, and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of our ADSs and, upon our request, will mail to all record holders of our ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

        We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus and any accompanying prospectus supplement are part of the registration statement and do not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's website.

PART II

Information Not Required in Prospectus

Item 8.    Indemnification of Directors and Officers

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant's articles of association provide that the Registrant's directors and officers shall be indemnified from and against all actions, costs, charges, losses, damages and expenses which they shall or may incur or sustain or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

        The form of Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement will also provide for indemnification of us and our officers and directors.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.    Exhibits

        See Exhibit Index beginning on page II-7 of this registration statement.

Item 10.    Undertakings.

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

        (5) That, for the purpose of determining liability under the Securities Act to any purchaser:

          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities. The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (7) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, People's Republic of China, on May 28, 2013.

By:	/s/ MIN CAO Name: Min Cao Title: Chief Financial Officer

 POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Min Cao and Jian Xie, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement on Form F-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 28th day of May, 2013.

Signatures	Title
/s/ BAOFANG JIN Baofang Jin	Executive Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)
/s/ MIN CAO Min Cao	Chief Financial Officer (principal financial and accounting officer)
/s/ JIAN XIE Jian Xie	Director
/s/ YONG LIU Yong Liu	Director
/s/ BINGYAN REN Bingyan Ren	Director
/s/ ERYING JIA Erying Jia	Director
/s/ HOPE NI Hope Ni	Independent Director
/s/ JIQING HUANG Jiqing Huang	Independent Director
/s/ YUWEN ZHAO Yuwen Zhao	Independent Director
/s/ SHAOHUA JIA Shaohua Jia	Independent Director

 SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of JA Solar Holdings Co., Ltd., has signed this registration statement or amendment thereto in Shanghai, People's Republic of China, on May 28, 2013.

JA Solar USA. Inc.

By:	/s/ JIAN XIE Name: Jian Xie Title: Director and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
4.1

Specimen ordinary share certificate representing our ordinary shares, incorporated herein by reference to Exhibit 4.2 to our registration statement on Form F-1, as amended, filed with the SEC (File No. 333-140002) on January 16, 2007.

4.2	Form of Deposit Agreement, incorporated herein by reference to Exhibit 1 to our registration statement on Form F-6 filed with the SEC (File No. 333-140009) on January 16, 2007.
4.4*	Specimen preferred share certificate and form of certificate of designations of preferred shares.
5.1	Opinion of Conyers Dill & Pearman (Cayman) Limited on the validity of securities.
23.1	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, independent registered public accounting firm.
23.2	Consent of Conyers Dill & Pearman (Cayman) Limited (included in Exhibit 5.1).
23.3	Consent of Tian Yuan Law Firm.
24.1	Power of attorney (included on signature page hereof).

*
To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference, each to the extent used for the issuance of ordinary shares, including ordinary shares represented by ADSs, preferred shares, warrants, stock purchase contracts, or a combination thereof.